                                                                    EXHIBIT 3.16

                                CENTOCOR, INC.

                                    BYLAWS


                                   ARTICLE I

                                    OFFICES

          Section 1.1.  Registered Office.  The registered office of CENTOCOR,
                        -----------------
INC. (the "Corporation") in the Commonwealth of Pennsylvania shall be as specified in the Articles of Incorporation of the Corporation as they may from time to time be amended (the "Articles") or at such other place as the Board of Directors of the Corporation (the "Board") may specify in a statement of change of registered office filed with the Department of State of the Commonwealth of Pennsylvania.

          Section 1.2.  Other Offices.  The Corporation may also have an office
                        -------------
or offices at such other place or places either within or without the Commonwealth of Pennsylvania as the Board may from time to time determine or the business of the Corporation requires.

                                  ARTICLE II
                         MEETINGS OF THE SHAREHOLDERS

          Section 2.1.  Place.  All meetings of the shareholders shall be held
                        -----
at the principal executive office of the Corporation or at such other places, within or without the Commonwealth of Pennsylvania, as the Board may from time to time
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determine.

          Section 2.2.  Annual Meeting.  A meeting of the shareholders for the
                        --------------
election of directors and the transaction of such other business as may properly be brought before the meeting shall be held once each calendar year on the second Wednesday of April or, if that be a legal holiday, on the first day thereafter that is not a legal holiday, or on such other date as the Board shall determine. If the annual meeting is not called and held within six months after the designated time for such meeting, any shareholder may call the meeting at any time after the expiration of such six-month period.

          Section 2.3.  Business to Be Conducted at the Annual Meeting.  At an
                        ----------------------------------------------
annual meeting of the shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the meeting (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board or (iii) by any shareholder of the Corporation who is a shareholder of record at the time of giving the notice provided for in these Bylaws, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed to, postage prepaid, and received at the principal executive offices of the Corporation not less than 90

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days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the date was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (2) a representation that the shareholder is a holder of record of shares of the Corporation's capital stock entitled to vote at such meeting and intends to appear in person or by proxy to bring such matter before the meeting, (3) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (4) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, (5) any material interest of such shareholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business and (6) a description of all arrangements and understandings between the shareholder of record and the beneficial owner, if any, on

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whose behalf the proposal is made and any other person or persons (naming such person or persons) pursuant to which the proposal is to be made.

          Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted, and no proposal shall be acted upon, at an annual meeting except in accordance with the procedures set forth in this Section. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business or a proposal was not properly brought before the meeting in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business or proposal not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth in this Section.

          Section 2.4.  Written Ballot.  Unless required by a vote of the
                        --------------
shareholders entitled to vote in the election of directors held before the voting for the election of directors begins, elections of directors need not be by ballot.

          Section 2.5.  Special Meetings.  Special meetings of the shareholders,
                        ----------------
for any purpose or purposes, may be called at any time by the Chief Executive Officer or by the Board, upon written request delivered to the Secretary of the Corporation.

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The Board, by written request delivered to the Secretary of the Corporation, shall call a special meeting of shareholders for the purpose of considering the voting rights to be accorded to "control shares" if the "acquiring person" (as such terms are defined in Section 2562 of the Pennsylvania Business Corporation Law of 1988 as it may from time to time be amended (the "1988 BCL")) of such shares complies with the requirements of Section 2565 of the 1988 BCL. In addition, an "interested shareholder" (as defined in Section 2553 of the 1988
BCL) may, upon written request delivered to the Secretary of the Corporation, call a special meeting for the purpose of approving a business combination under either subsection (3) or (4) of Section 2555 of the 1988 BCL. Any request to the Secretary of the Corporation for a special meeting of shareholders shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the Secretary of the Corporation to give notice, in a manner consistent with Section 2.7 of these Bylaws, of a special meeting of the shareholders to be held at such time as the Secretary of the Corporation may fix, which time may not be, if the meeting is called pursuant to a statutory right, more than sixty (60) days, or such lesser time as may be required by Section 2565 of the 1988 BCL, after receipt of the request. If the Secretary of the Corporation shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

          Section 2.6.  Scope of Special Meetings.  Business
                        -------------------------

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transacted at any special meeting of shareholders shall be confined to the business stated in the notice.

          Section 2.7.  Form of Notice.  Written notice of every meeting of the
                        --------------
shareholders, stating the place, the date and hour thereof and the matters to be acted on at such meeting, shall be given in a manner consistent with the applicable provisions of Section 14 of the Exchange Act and the rules and regulations thereunder by, or at the direction of, the Secretary of the Corporation or, in the absence of the Secretary of the Corporation, any Assistant Secretary of the Corporation, at least twenty (20) days prior to the day designated for a meeting, to each shareholder entitled to vote thereat on the date fixed as a record date in accordance with Section 7.l of these Bylaws or, if no record date be fixed, then of record at the close of business on the 89th day next preceding the day of the meeting, at such address as appears on the transfer books of the Corporation. Each notice of a meeting of shareholders shall state that, for purposes of any meeting that has been previously adjourned for one or more periods aggregating at least fifteen (15) days because of an absence of a quorum, the shareholders entitled to vote who attend such a meeting, although less than a quorum pursuant to Section 2.8 of these Bylaws, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the original notice of the meeting that was so adjourned

          Section 2.8.  Quorum.  The shareholders present in person or by proxy,
                        ------
entitled to cast at least a majority of the

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votes that all shareholders are entitled to cast on any particular matter to be acted upon at the meeting, shall constitute a quorum for the purposes of consideration of, and action on, such matter. Shares of the Corporation owned by it, directly or indirectly, shall not be counted in determining the total number of outstanding shares for quorum purposes. The shareholders present in person or by proxy and entitled to vote at a duly organized meeting can continue to do business until the adjournment thereof notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, the shareholders present in person or by proxy may, except as otherwise provided by the 1988 BCL and subject to the provisions of Section 2.9 of these Bylaws, adjourn the meeting to such time and place as they may determine.

          Section 2.9.  Adjournment.  Any meeting of the share holders,
                        -----------
including one at which directors are to be elected, may be adjourned for such period as the shareholders present in person or by proxy and entitled to vote shall direct. Other than as provided in the last sentence of Section 2.7 of these Bylaws, notice of the adjourned meeting or the business to be transacted thereat need not be given, other than announcement at the meeting at which adjournment is taken, unless the Board fixes a new record date for the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed.

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          Unless otherwise provided in a bylaw adopted by the shareholders, those shareholders entitled to vote present in person or by proxy, although less than a quorum pursuant to Section 2.8 of these Bylaws, shall nevertheless constitute a quorum for the purpose of (i) electing directors at a meeting called for the election of directors that has been previously adjourned for lack of a quorum, and (ii) acting, at a meeting that has been adjourned for one or more periods aggregating at least fifteen (15) days because of an absence of a quorum, upon any matter set forth in the original notice of such adjourned meeting, provided that such original notice shall have complied with the last sentence of Section 2.7 of these Bylaws.

          Section 2.10.  Majority Voting.  Except as provided in Section 2.11 of
                         ---------------
these Bylaws with respect to the election of directors, any matter brought before a duly organized meeting for a vote of the shareholders shall be decided by a majority of the votes cast at such meeting by the shareholders present in person or by proxy and entitled to vote thereon, unless the matter is one for which a different vote is required by express provision of the 1988 BCL, the Articles or a bylaw adopted by the shareholders, in any of which case(s) such express provision shall govern and control the decision on such matter. Any provision in these Bylaws requiring a vote other than a majority of the votes cast for the taking of any action by the shareholders shall not be amended or repealed by any lesser number or percentage of votes.

          Section 2.11.  Voting Rights.  Except as otherwise provided in the
                         -------------
Articles or in the next paragraph of this Section 2.11, at every meeting of the shareholders, every shareholder entitled to vote shall have the right to one vote for each share having voting power standing in his or her name on the books of the Corporation. Shares of the Corporation owned by it, directly or indirectly, shall not be voted.

          In each election of directors, every shareholder entitled to vote shall have the right to multiply the number of votes to which such shareholder is entitled by the number of directors to be elected in the same election by the holders of the class or classes of shares of which such shareholder's shares are a part, and may cast all of the votes so accumulated for one candidate or may distribute them among any two or more candidates. The candidates receiving the highest number of votes from each class or group of classes, if any, entitled to elect directors separately up to the number of directors to be elected by the class or group of classes shall be elected.

          Section 2.12.  Proxies.  Every shareholder entitled to vote at a
                         -------
meeting of the shareholders may authorize another person to act for him or her by proxy. The presence of, or vote or other action at a meeting of shareholders, by a proxy of a shareholder, shall constitute the presence of, or vote or action by, the shareholder. Every proxy shall be executed in writing by the shareholder or by the shareholder's duly authorized attorney in fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice of revocation has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after three (3) years from the date of its execution, unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is given to the Secretary of the Corporation.

          Section 2.13.  Voting Lists.  The officer or agent having charge of
                         ------------
the transfer books for securities of the Corporation shall make a complete list of the shareholders entitled to vote at a meeting of the shareholders, arranged in alphabetical order, with the address of and the number of shares held by each shareholder. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. If the Corporation has five thousand (5000) or more shareholders, it may make such information available at the meeting of shareholders by any other means.

          Section 2.14.  Judges of Election.  In advance of any meeting of the
                         ------------------
shareholders, the Board may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of any such meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one or three, as determined by the Board to be appropriate under the circumstances. No person who is a candidate for any office to be filled at the meeting shall act as a judge at the meeting. The judges of election shall do all such acts as may be proper to conduct the election or vote with fairness to all shareholders, and shall make a written report of any matter determined by them and execute a certificate of any fact found by them, if requested by the presiding officer of the meeting or any shareholder or the proxy of any shareholder. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

          Section 2.15.  Participation by Conference Call.  No shareholder may
                         --------------------------------
participate in any meeting of shareholders by means of conference telephone or similar communications equipment.

                                  ARTICLE III
                                   DIRECTORS

          Section 3.1.  Number and Qualifications.  The business and affairs of
                        -------------------------
the Corporation shall be managed by the Board, which shall consist of no more than eleven (11) nor fewer then five (5) members as determined from time to time by the Board. Directors shall be natural persons of full age and need not be residents of the Commonwealth of Pennsylvania or shareholders of

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the Corporation.

          Section 3.2.  Election and Term of Office.  Except as provided in
                        ---------------------------
Section 3.4 of these Bylaws in the case of vacancies, each director shall be elected by the shareholders to serve a term of one year and until a successor is selected and qualified or until the director's earlier death, resignation or removal.

          Section 3.3.  Nominations of Directors.  Subject to the rights of
                        ------------------------
holders of any series of preferred stock or any other class of capital stock of the Corporation (other than Common Stock) then outstanding, only persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors. Nominations of persons for election to the Board of the Corporation may be made at a meeting of shareholders, (i) by or at the direction of the Board, (ii) by or at the direction of a committee of the Board to which the Board has delegated the authority to make such nominations ("Nominating Committee") or (iii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote for the election of directors at the meeting and who complies with the procedures set forth in this Section. The Board or the Nominating Committee, as the case may be, will consider written recommendations from shareholders for nominees for election to the Board, provided any such recommendation, together with (i) the information set forth in the next paragraph in this Section regarding each proposed nominee, the shareholder

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recommending each proposed nominee and any beneficial owner of shares on whose behalf a nomination is made, and (ii) the consent of each nominee to serve as a director of the Corporation if so elected, is received by the Secretary of the Corporation, in the case of an annual meeting of shareholders, not later than the date specified in the most recent proxy statement of the Corporation as the date by which shareholder proposals for consideration at the next annual meeting of shareholders must be received (provided, however, that in the event the date of the annual meeting is changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, notice by the shareholder must be received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the date was made), and, in the case of a special meeting of shareholders, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the date was made. If the Board or Nominating Committee, as the case may be, accepts any such recommendation, the nomination shall be made by or at the direction of the Board or the Nominating Committee.

          Nominations by shareholders, other than those made by or at the direction of the Board or the Nominating Committee, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed to, postage prepaid, and received at the principal executive offices of the Corporation (a) in the case of an annual meeting of shareholders, not less than 90 days or more than 120 days prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the date was made), and (b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the date was made. Such shareholder's notice shall set forth (1) as to each person whom the shareholder proposes to nominate for election as a director, (A) all information relating to such proposed nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act and (B) the written consent of the proposed nominee to serve as a director of the Corporation if so elected; (2) as to the shareholder giving the notice
(A) the name and address, as they appear on the Corporation's books, of such shareholder, (B) a representation that the shareholder is a holder of record of shares of the Corporation's capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the proposed nominee or nominees specified in the notice and (C) the class and number of shares of the Corporation which are beneficially owned by such shareholder and also which are owned of record by such shareholder; and (3) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of the Corporation which are beneficially owned by such person. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

          No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section.

          Section 3.4.  Vacancies.  Vacancies in the Board, including vacancies
                        ---------
resulting from an increase in the number of directors, shall be filled by a majority vote of the remaining members of the Board, even though less than a quorum, or by a sole remaining director. Each director elected to fill a vacancy shall serve until the next annual meeting of shareholders and until his successor is elected and qualified. If one or more directors resign from the Board effective at a future date, the directors then in office, including those who have resigned, shall have the power to fill the vacancies by a majority vote, the vote thereon to take effect when the resignations become effective.

          Section 3.5.  Place of Board Meetings.  Meetings of the Board may be
                        -----------------------
held at such places within or without the Commonwealth of Pennsylvania as the Board may from time to time appoint or as may be designated in the notice of the meeting.

          Section 3.6.  First Meeting of Newly Elected Board.  The first meeting
                        ------------------------------------
of each newly elected Board may be held at the same place and as soon as practicable after the meeting at which such directors were elected and no notice shall be required other than announcement at such meeting. If such first meeting of the newly elected Board is not so held, notice of such meeting shall be given in the same manner as set forth in Section 3.8 of these Bylaws with respect to notice of regular meetings of the Board.

          Section 3.7.  Chairman of the Board.  At the first meeting of the
                        ---------------------
newly elected Board, the Board shall elect one of its members to serve as Chairman at the pleasure of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board and shall, in general, perform all other duties incident to the office of the Chairman. He or she shall perform such other duties and have such other powers as the Board may from time to time prescribe.

          Section 3.8.  Regular Board Meetings; Notice.  Regular meetings of the
                        ------------------------------
Board may be held at such times and places as shall be determined from time to time by resolution of at least a majority of the whole Board at a duly convened meeting, or by unanimous written consent. Notice of each regular meeting of the Board shall specify the purpose, date, place and hour of the meeting and shall be given to each director, not later than the second day immediately preceding the day of such meeting in the case of notice by mail, telegram or courier service, and not later than the day immediately preceding the day of such meeting in the case of notice delivered personally or by telephone, telex TWX or facsimile transmission. Notice shall be given in a manner consistent with
Section 11.4 of these Bylaws.

          Section  3.9.  Special Board Meetings; Notice.  Special meetings of
                         ------------------------------
the Board may be called by the Chairman or the Chief Executive Officer on notice to each director, specifying the purpose, date, place and hour of the meeting and given within the same time and in the same manner provided for notice of regular meetings of the Board in Section 3.8 of these Bylaws. Special meetings of the Board shall be called by the Secretary of the Corporation in like manner and on like notice on the written request of a majority of directors.

          Section 3.10.  Quorum of the Board.  At all meetings of the Board, the
                         -------------------
presence of a majority of the directors in office shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board.

          Section 3.11.  Committees of Directors.
                         -----------------------

          (a) The Board may, by resolution adopted by a majority of the directors in office, establish one or more committees, each committee to consist of one or more of the directors, and may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. Any such committee, to the extent provided in such resolution of the Board or in these Bylaws, shall have and may exercise all of the powers and authority of the Board; provided, however, that no such committee shall have any power or authority to (i) submit to the shareholders any action requiring approval of the shareholders under the 1988 BCL, (ii) create or fill vacancies on the Board, (iii) amend or repeal these Bylaws or adopt new Bylaws, (iv) amend or repeal any resolution of the Board that by its terms is amendable or repealable only by the Board, (v) act on any matter committed by these Bylaws or by resolution of the Board to another committee of the Board, (vi) amend the Articles or adopt a resolution proposing an amendment to the Articles, or (vii) adopt a plan or an agreement of merger or consolidation. In the absence or disqualification of a member or alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not a quorum is present, may unanimously appoint another director to act at the meeting in the place of any absent or disqualified member.

          (b) A majority of the directors appointed to a committee shall constitute a quorum for the transaction of business, and the acts of a majority of the directors appointed to a committee present at a meeting of the committee at which a quorum is present shall be the acts of the committee.

          (c) A committee may, by resolution, fix regular meeting dates of which no notice need be given to the members of the committee. Special meetings of a committee may be held at the call of the chairman of the committee upon such notice as is provided in Section 3.8 of these Bylaws for meetings of the Board of Directors.

          (d) Minutes of all meetings of any committee of the Board shall be kept by the person designated by such committee to keep such minutes. Copies of such minutes and any writing setting forth an action taken by written consent without a meeting shall be distributed to each member of the Board promptly after such meeting is held or such action is taken. Each committee of the of the Board shall serve at the pleasure of the Board.

          Section 3.12.  Participation in Board Meetings by Telephone.  One or
                         --------------------------------------------
more directors may participate in a meeting of the Board or of a committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and all directors so participating shall be deemed present at the meeting.

          Section 3.13.  Action by Consent of Directors.  Any action required or
                         ------------------------------
permitted to be taken at a meeting of the Board or of a committee of the Board may be taken without a meeting if, prior or subsequent to the action, a consent or consents in writing setting forth the action so taken shall be signed by all of the directors in office or all of the members of the committee, as the case may be, and filed with the Secretary of the Corporation.

          Section 3.14.  Compensation of Directors.  Directors may be reimbursed
                         -------------------------
for their expenses in attending Board and committee meetings. The Board may, by resolution, fix the compensation of directors for their services as directors.
A director may also serve the Corporation in any other capacity and receive compensation therefor.

          Section 3.15.  Liability of Directors.  A director of the Corporation
                         ----------------------
shall not be personally liable for monetary damages for any action taken, or any failure to take any action, on or after January 27, 1987 unless he has breached or failed to perform the duties of his office as provided for under Section

1712 of the 1988 BCL and the breach or failure to perform constitutes self dealing, willful misconduct or recklessness. Any repeal, amendment, or modification of this Paragraph shall be prospective only and shall not increase, but may decrease, the liability of a director with respect to actions or failures to act occurring prior to such change.

          Section 3.16.  Inapplicability of Section 3.15.  The limitation on a
                         -------------------------------
director's liability provided by Section 3.15 of those Bylaws shall not apply to any liability pursuant to any criminal statute or for the payment of taxes pursuant to local, state or federal law.

                                  ARTICLE IV
                                   OFFICERS

          Section 4.1.   Number.  The officers of the Corporation shall be a
                         ------
Chief Executive Officer, a President, a Secretary and a Treasurer and in addition may include one or more Vice Presidents and such other officers and assistant officers as the Board may elect. Any two or more offices may be held by the same person. None of the officers need be a member of the Board.

          Section 4.2.   Election; Term of Office.  The officers and assistant
                         ------------------------
officers shall be elected by the Board at its annual meeting, and shall hold office until their successors are elected and qualified or until their death, resignation or removal by the Board. Vacancies in any office shall be filled by the Board. Any officer or agent may be removed by the Board with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. The election or appointment of an officer or agent shall not of itself create any contract rights.

          Section 4.3.   Compensation.  The compensation of all officers of the
                         ------------
Corporation shall be fixed by the Board.

          Section 4.4.   Chief Executive Officer.  The Chief Executive Officer
                         -----------------------
shall have such responsibilities and authority as are normally held by the chief executive officer of a corporation and shall see that all orders and resolutions of the Board are carried out. Subject to the direction of the Board, he or she shall provide leadership in determining the strategic direction, annual budgets and organizational alignment of the Corporation, with the objective of building shareholder value. He or she shall have the final decisional authority with respect to all regulation filings. He or she shall also insure that the Corporation's Code of Legal and Ethical Conduct is implemented and observed.
The Chief Executive Officer is authorized to sign all contracts and other documents of the Corporation. In the absence or disability of the Chairman of the Board, he or she shall preside at all meetings of the shareholders and of the Board and shall otherwise perform the duties and exercise the powers of the Chairman.

          Section 4.5.   President.  The President shall be the chief operating
                         ---------
officer of the Corporation. He or she will report to the Chief Executive Officer and shall perform such duties and have such other powers as the Board and the Chief Executive shall from time to time prescribe. In the event the Chief Executive Officer shall be disabled, the President shall serve as the Acting Chief Executive Officer and during the period of the Chief Executive Officer's disability, the President shall perform the duties and exercise the powers of the Chief Executive Officer.

          Section 4.6.   Vice Presidents.  The Board may elect one or more
                         ---------------
persons to serve as Executive Vice Presidents, Senior Vice Presidents or Vice Presidents and each shall perform such duties and have such other powers as the Board may from time to time prescribe or the Chief Executive Officer may delegate. One of the Executive Vice Presidents, Senior Vice Presidents or Vice Presidents shall be the Chief Financial Officer of the Corporation. He or she shall have charge and custody of, and be responsible for, the books and records of the corporation. He or she shall render to the Chief Executive Officer and the Board, upon request, an account of the financial condition and results of operations of the Corporation.

          Section 4.7.   Secretary.  The Secretary shall be custodian of the
                         ---------
books and records of the Corporation other than those in the custody of the Chief Financial Officer or the Treasurer. The Secretary shall be custodian of the corporate seal and is authorized to affix the seal to all documents, the execution and delivery of which are duly authorized. The Secretary shall record the minutes of all meetings of shareholders and of the Board and shall be responsible for the giving of all notices of such meetings in accordance with these Bylaws. The Secretary shall, in general, perform such other duties as are incident to the office of Secretary and as may be assigned to the Secretary by the Board or by the Chief Executive Officer.

          Section 4.8.   Treasurer.  The Treasurer shall have charge and custody
                         ---------
of, and be responsible for, all funds of the Corporation and the investment thereof and shall deposit all such funds in the name of the Corporation in depositories selected by the Board and shall perform such other duties as are incident to the office of Treasurer and as may be assigned to him by the Board, by the Chief Executive Officer or by the Chief Financial Officer. He or she shall report to the Chief Financial Officer. In the event of the disability of the Chief Financial Officer, the Treasurer shall serve as the Acting Chief Financial Officer of the Corporation and during the period of the Chief Financial Officer's disability, he or she shall perform the duties and exercise the powers of the Chief Financial Officer.

          Section 4.9.   Bonds.  If required by the Board, any officer shall
                         -----
give the Corporation a bond in such sum, and with such surety or sureties as may be satisfactory to the Board, for the faithful discharge of the duties of his or her office and for the restoration to the Corporation, in the case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

                                   ARTICLE V
                            CERTIFICATES FOR SHARES

          Section 5.1.   Share Certificates.  The certificates representing
                         ------------------
shares of the Corporation shall be numbered and registered in a share register as they are issued. The share register shall exhibit the names and addresses of all registered holders and the number and class of shares and the series, if any, held by each.

          Each share certificate shall state that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the name of the registered holder and the number and class of shares and the series, if any, represented thereby. If, under its Articles, the Corporation is authorized to issue shares of more than one class or series, each share certificate shall set forth, or shall contain a statement that the Corporation will furnish to any shareholder upon request and without charge, a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the Board to fix and determine such rights.

          Section 5.2.   Execution of Certificates.  Every share certificate
                         -------------------------
shall be executed, by facsimile or otherwise, by or on behalf of the Corporation, by the Chairman, by the Chief Executive Officer, by the President, by any Vice-President, or by the Secretary. In case any officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer, because of death, resignation or otherwise, before the share certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the time of issue.

                                  ARTICLE VI
                              TRANSFER OF SHARES

          Section 6.l.  Transfer; Duty of Inquiry.  Upon presentment to the
                        -------------------------
Corporation or its transfer agent of a share certificate endorsed by the appropriate person or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transfer registered upon the books of the Corporation, unless the Corporation or its transfer agent has a duty to inquire as to adverse claims with respect to such transfer, which duty has not been discharged. The Corporation shall have no duty to inquire into adverse claims with respect to transfers of its securities or the rightfulness thereof unless (a) the Corporation has received written notification of an adverse claim at a time and in a manner which affords the Corporation a reasonable opportunity to act on it before the issuance of a new, reissued or re-registered share certificate and the notification identifies the claimant, the registered owner and the issue of which the share or shares are a part and provides an address for communications directed to the claimant; or (b) the Corporation has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, bylaws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim.

          Section 6.2.   Discharging Duty of Inquiry.  The Corporation may
                         ---------------------------
discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by the claimant or, if there is no such address, at the claimant's residence or regular place of business, that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty (30) days from the date of mailing the notification, either (a) an appropriate restraining order, injunction or other process issues from a court of competent jurisdiction or (b) an indemnity bond, sufficient in the Corporation's judgment to protect the Corporation and any transfer agent, registrar or other agent of the Corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the Corporation.

                                  ARTICLE VII
                     RECORD DATE; IDENTITY OF SHAREHOLDERS

          Section 7.1.   Record Date.  The Board may fix a time, prior to the
                         -----------
date of any meeting of the shareholders, as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall not be more than ninety
(90) days prior to the date of the meeting.  Except as otherwise provided in
Section 7.2 of these Bylaws, only the shareholders of record at the close of business on the date so fixed shall be entitled to notice of, or to vote at, such meeting, notwithstanding any transfer of securities on the books of the Corporation after any record date so fixed. The Board may similarly fix a record date for the determination of shareholders for any other purpose. When a determination of shareholders of record has been made as herein provided for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

          Section 7.2.   Certification of Nominee.  The Board may adopt a
                         ------------------------
procedure whereby a shareholder may certify in writing to the Secretary of the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. The Board, in adopting such procedure, may specify (i) the classification of shareholder who may certify, (ii) the purpose or purposes for which the certification may be made, (iii) the form of certification and the information to be contained therein, (iv) as to certifications with respect to a record date, the date after the record date by which the certification must be received by the Secretary of the Corporation, and (v) such other provisions with respect to the procedure as the Board deems necessary or desirable. Upon receipt by the Secretary of the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified instead of the persons making the certification.

                                 ARTICLE VIII
                            REGISTERED SHAREHOLDERS

          Section 8.1.   Registered Shareholders.  Before due presentment for
                         -----------------------
transfer of any shares, the Corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, and shall not be bound to recognize any equitable or other claim or interest in such securities, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the Commonwealth of Pennsylvania or Section
7.2 of these Bylaws.

                                  ARTICLE IX
                               LOST CERTIFICATES

          Section 9.1.   Lost Certificates.  If the owner of a
                         -----------------
share certificate claims that it has been lost, destroyed, or wrongfully taken, the Corporation shall issue a new certificate in place of the original certificate if the owner so requests before the Corporation has notice that the certificate has been acquired by a bona fide purchaser, and if the owner has filed with the Corporation an indemnity bond and an affidavit of the facts satisfactory to the Board or its designated agent, and has complied with such other reasonable requirements, if any, as the Board may deem appropriate.

                                   ARTICLE X
                                 DISTRIBUTIONS
          Section 10.1.  Distributions.  Distributions upon the shares of the
                         -------------
Corporation, whether by dividend, purchase or redemption or other acquisition of its shares, subject to any provisions of the Articles related thereto, may be authorized by the Board at any regular or special meeting of the Board and may be paid directly or indirectly in cash, in property or by the incurrence of indebtedness by the Corporation.

          Section 10.2.  Reserves.  Before the making of any distributions,
                         --------
there may be set aside out of any funds of the Corporation available for distributions such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall deem conducive to the interests of the Corporation, and the Board may abolish any such reserve in the manner in which it was created.

          Section 10.3.  Stock Dividends/Splits.  Stock dividends or splits or
                         ----------------------
reverse stock splits upon the shares of the Corporation, subject to any provisions of the Articles related thereto, may be authorized by the Board at any regular or special meeting of the Board.

                                  ARTICLE XI
                              GENERAL PROVISIONS
          Section 11.1.  Checks and Notes.  All checks or demands for money and
                         ----------------
notes of the Corporation shall be signed by such officer or officers as the Board may from time to time designate.

          Section 11.2.  Fiscal Year.  The fiscal year of the Corporation shall
                         -----------
be as determined by the Board.

          Section 11.3.  Seal.  The corporate seal shall have inscribed thereon
                         ----
the name of the Corporation, the year of its organization and the words "Corporate Seal, Pennsylvania." Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement of any instrument or other document by the Corporation.

          Section 11.4.  Notices.  Except as provided in Section 2.7 of these
                         -------
Bylaws, whenever, under the provisions of the 1988

BCL or of the Articles or of these Bylaws or otherwise, written notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof by first class or express mail, postage prepaid, telegram (with messenger service specified), telex, TWX (with answerback received), courier service (with charges prepaid) or facsimile transmission to his or her address, (or to his or her telex, TWX or facsimile number), appearing on the books of the Corporation or, in the case of directors, supplied by the director to the Corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person. A notice given by telex or TWX or facsimile shall be deemed to have been given when dispatched.

          Section 11.5.  Waiver of Notice.  Whenever any notice is required to
                         ----------------
be given by the 1988 BCL or by the Articles or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of the meeting. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting, except where any person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened, and the person so objects at the beginning of the meeting.

                                  ARTICLE XII
                                  AMENDMENTS

          Section 12.1.  Amendments.  These Bylaws may be amended or repealed,
                         ----------
and new bylaws adopted, by the shareholders at any regular or special meeting duly convened or, except for a bylaw on a subject expressly committed to the shareholders by the 1988 BCL, by the Board at any regular or special meeting duly convened, subject always to the power of the shareholders to change such action by the Board. In the case of a meeting of shareholders, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the amendment or repeal of these Bylaws or the adoption of new Bylaws. There shall be included in, or enclosed with the notice, a copy of the proposed amendment or a summary of the changes to be effected thereby. Any change in the Bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.

                                 ARTICLE XIII
                                INDEMNIFICATION

          Section 13.1.  Officers and Directors - Direct Actions.  The
                         ---------------------------------------
Corporation shall indemnify, to the extent permitted under these Bylaws, any person who was or is a party (other than a party plaintiff suing on his or her own behalf), or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) arising out of, or in connection with, any actual or alleged act or omission or by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she met the standard of conduct of (i) acting in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and,
(ii) with respect to any criminal proceeding, having no reasonable cause to believe his or her conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

          Section 13.2.  Officers and Directions - Derivative
                         ------------------------------------

Actions.  The Corporation shall indemnify, to the extent permitted under these
-------
Bylaws, any person who was or is a party (other than a party suing in the right of the Corporation), or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) and amounts paid in settlement without any admission of liability actually and reasonably incurred by him or her in connection with the defense or settlement of the action if he or she met the standard of conduct of acting in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation. Indemnification shall not be made under this
Section 13.2 in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the Corporation unless and only to the extent that the Court of Common Pleas of the judicial district embracing the county in which the registered office of the Corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses that the Court of Common Pleas or other court deems proper.

          Section 13.3.  Employees and Agents.  The Corporation may indemnify,
                         --------------------
to the extent permitted under these Bylaws, any person who is or was an employee or agent of the Corporation, other than an officer or director of the Corporation, or is or was serving at the request of the Corporation as an officer, director, employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including actions by or in right of the Corporation to procure a judgment in its favor), arising out of, or in connection with, any actual or alleged act or omission or by reason of his service on behalf of the Corporation, provided such person has met the applicable standards of conduct as set forth in Section 13.2 with respect to actions by or in right of the Corporation and as set forth in
Section 13.1 with respect to all other actions.

          Section 13.4.  Mandatory Indemnification.  To the extent that a
                         -------------------------
director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 13.1, 13.2 or 13.3, or in defense of any claim, issue or matter therein, he or she shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

          Section 13.5.  Advancing Expenses.  Expenses (including attorneys'
                         ------------------
fees) incurred by an officer, director, employee or agent in defending any action or proceeding referred to in this Article XIII may be paid by the Corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article XIII.

          Section 13.6.  Procedure.
                         ---------
               (a) Unless ordered by a court, any indemnification under Section 13.1, 13.2 or 13.3 shall be made by the Corporation only as authorized in a specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 13.1, 13.2 or 13.3.
(b) Expenses shall be advanced by the Corporation to a director or officer of the Corporation upon a determination that such person has met the applicable standard of conduct set forth in Section 13.1 or 13.2 and has satisfied the terms set forth in Section 13.5 of this Article XIII.

               (c) Expenses may be advanced to an employee or agent of the Corporation, other than an officer or director of the Corporation, upon a determination that such employee or agent has satisfied the terms of
Section 13.3 and 13.5 and, in view of all the circumstances of the case, such person is fairly and reasonably entitled to advancement of expenses.

               (d) All determinations under this Section 13.6 shall be made:

                    (1) With respect to indemnification under Section 13.3 and advancement of expenses under Section 13.6(c), by the Board.

                    (2)  With respect to indemnification under Section 13.1 or
13.2 and advancement of expenses under Section 13.6(b),

                         (A)  By the Board by a majority vote of a quorum
consisting of directors who were not parties to such action or proceeding, or

                         (B)  If such a quorum is not obtainable, or, if
obtainable and if a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

                         (C)  By the shareholders.

          Section 13.7.  Nonexclusivity of Indemnification.
                         ---------------------------------

                         (a)  The indemnification and advancement of expenses
provided by, or granted pursuant to, this Article XIII shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any Bylaw, statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in his or her official capacity and as to actions in another capacity while holding that office. Sections 1728 (relating to interested directors; quorum) and 2538 (relating to interested shareholders) of the 1988 BCL shall be applicable to any Bylaw, contract or transaction authorized by the Board under this Section 13.7. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this Article XIII or otherwise.

                         (b)  Indemnification pursuant to Section 13.7(a) shall
not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

                         (c)  Indemnification pursuant to Section 13.7(a) under
any Bylaw, statute, agreement, vote of shareholders or directors or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the Corporation would have the power to indemnify the person under any other provision of law except as provided in this Section 13.7 and whether or not the indemnified liability arises or arose from any threatened or pending or completed action by or in the right of the Corporation.

          Section 13.8.  Insurance.  The Corporation shall have
                         ---------
power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against that liability under the provisions of this Article XIII or the 1988 BCL.

          Section 13.9.  Past Officers, Directors, Employees and Agents.  The
                         ----------------------------------------------
indemnification and advancement of expenses provided by, or granted pursuant to, this Article XIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs and personal representatives of that person.

          Section 13.10. Employee Benefit Plans.  For purposes of this Article
                         ----------------------
XIII, (1) references to an "other enterprise" shall include employee benefit plans of the Corporation or any of its subsidiaries or affiliates; (2) the Corporation shall be deemed to have requested a director, officer, employee or agent of the Corporation to serve as a fiduciary with respect to an employee benefit plan where the performance by such person of duties to the Corporation also imposes duties on, or otherwise involves services by, such person as a fiduciary with respect to the plan; (3) excise taxes assessed on a person with respect to an employee benefit plan shall be deemed "fines"; and (4) actions taken or omitted in good faith by such person with respect to an employee benefit plan in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be action that is not opposed to the best interests of the Corporation.